Exhibit 99.1

XTI AEROSPACE Powering the vertical economy. Corporate Presentation October 2025

DISCLAIMER

This presentation is made solely for information purposes and no representation or warranty, express or implied, is made by XTI Aerospace, Inc. ("XTI," "we," "us," "our," and, together with our subsidiaries, the "Company") or any of its representatives as to the information contained in this presentation.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including, without limitation, statements regarding future actions; prospective products, anticipated expenses, applications, customers and technologies; future performance or results of anticipated products; and projected expenses and financial results, are forward-looking statements You can find many (but not all) of these forward-looking statements by looking for words such as "approximates," "believes," "hopes," "expects," "anticipates," "estimates," "projects," "intends," "plans," "would," "should," "could," "may," or other similar expressions in this presentation.

These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections, including, without limitation: the Company's history of losses; our ability to achieve or maintain profitability in the future; our limited operating history after our recent business combination with XTI Aircraft Company; our ability to meet the development and commercialization schedule with respect to the TriFan 600; the risk that we have not yet manufactured any non-prototype aircraft or delivered any aircraft to a customer, and that our and our current and future collaborators may be unable to successfully develop and market our aircraft or solutions, or may experience significant delays in doing so; the uncertainties associated with obtaining regulatory approvals of our aircraft including certification by the Federal Aviation Administration, which is a lengthy and costly process; our ability to obtain adequate financing in the future as needed; the risk that our conditional pre-orders for our aircraft (which include conditional aircraft purchase agreements, non-binding reservations, and options) are canceled, modified, delayed or not placed and that we must return refundable deposits; emerging competition and rapidly advancing technology that may outpace our technology; customer demand for the products and services we develop; the impact of competitive or alternative products, technologies and pricing; our ability to develop other new products and technologies; our ability to navigate the regulatory environment and complexities with compliance related to such environment; our ability to attract customers and/or fulfill customer orders; our ability to enhance and maintain the reputation of our brand and expand our customer base; our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships; general economic conditions and events and the impact they may have on us and our potential customers, including, but not limited to increases in inflation rates and rates of interest, supply chain challenges; cybersecurity attacks; our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market; lawsuits and other claims by third parties or investigations by various regulatory agencies that we may be subjected to and are required to report; our ability to respond to a failure of our systems and technology to operate our business; our ability to protect our intellectual property; the outcome of any known and unknown litigation and regulatory proceedings; our success at managing the risks involved in the foregoing items; and other risks and uncertainties described in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful.

The forward-looking statements are based upon management's beliefs and assumptions and are made as of the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statements included in this presentation. You should not place undue reliance on these forward-looking statements.

This presentation also contains estimates, projections and other information concerning our industry and our business, including data regarding the estimated size of our markets and their projected growth rates. Unless otherwise indicated, such estimates, projections and other information is based on information released by independent industry analysts and other third-party sources and management estimates. In some cases, we do not expressly refer to the sources from which these data are derived. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us.

xti aerospace

We believe the regional powered - lift sector (VTOL) was the most overlooked economy in aviation until this year.  VTOL EXPECTED GROWTH $1T $9T By 2040 By 2050 * eVTOL/Urban Air Mobility TAM Update: A Slow Take - Off, But Sky's the Limit - Morgan Stanley Powered lift aircraft are the first new category of aircraft in nearly 80 years and this historic rule will pave the way for accommodating wide - scale Advanced Air Mobility in the future. “ ” MIKE WHITAKER Former Federal Aviation Administration ( FAA) Administrator October 22, 2024

Range in Miles *Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FA A certification. xVTOL MARKET OPPORTUNITY REGIONAL xVTOL Less than 5 Competitors URBAN eVTOL 100+ Competitors No New Infrastructure Required 0 100 200 300 400 500 600 700 800 900 1000

xVTOL

INNOVATION

The XTI xVTOL solution will help power the emerging Vertical Economy.

7 Pillars of the Vertical Economy:

- Manned Aircraft
- Unmanned Aircraft (UAS)
- Power Technology
- Airspace & Infrastructure Management
- Artificial Intelligence
- Aircraft Advanced Materials
- Next Gen Manufacturing

Revolutionary Airplane
We believe our airplane technology transforms regional mobility with VTOL capabilities and jet-like performance.

Partnering With Leaders
We are building partnerships with world class organizations and industry innovators.

Seamless Certification
Leveraging largely pre-certified components improves speed to market.

*Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FAA certification.

xti aerospace

TriFan 600

THE OPTIMAL xVTOL SOLUTION

SUPERIOR MAX CRUISE SPEED
311 mph

EXTENDED RANGE
1,000+ miles

PAYLOAD
7 Occupants

PRESURIZED CABIN
25,000ft Cruising


VTOL
N340VT

*Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FAA certification.

xti aerospace

XTI xVTOL FUTURE PRODUCT FAMILY Autonomous / Cargo 2 - 4 Seat Payload All Electric Hybrid - electric Military / Government 8 - 12 Seat Payload Cargo *Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FA A certification.

XTI xVTOL TARGET MARKETS Executive Transport Private, Corporate, Charter, Fractional *Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FA A certification. Regional Transport City Center to City Center or Rural Destination Medical & Disaster EMS and 1 st Response Configurations Government & Military Agency Mission Capable

Federal Tailwinds:

EXECUTIVE ORDER VALIDATES XTI'S VISION

January 6, 2025

Executive Order on Advanced Aerial Systems

President Trump's Executive Order marks a pivotal moment in U.S. aerospace strategy—validating XTI's xVTOL leadership and creating new pathways to deployment

Strategic Implications for XTI Aerospace

- **Federal Recognition of VTOL**:
  Officially acknowledged as essential to next-gen mobility.
- **eVTOL Integration Pilot Program (eIPP)**:
  Launch of a new testbed; *XTI fully intends to pursue participation in the Pilot program as an alternative advanced aviation aircraft, consistent with Section 6(vii) of the Executive Order*
- **Access to Federal Test Ranges**:
  Unlocks critical real-world testing capabilities.
- **"Buy American" Momentum**:
  Boost for U.S.-built aerial systems in federal and international markets.

"This Executive Order affirms the operational and commercial necessity of VTOL systems. It's a significant step forward—and one that directly supports the TriFan 600's path to market."

— Scott Pomeroy, Chairman & CEO, XTI Aerospace

*Our TriFan 600 airplane is under development. Estimated performance based on our preliminary analysis. Subject to change and FAA certification.

xti aerospace

Flight PATHWAY Conceptual Design Preliminary Design Critical Design First Flight - 2027 Joby Archer XTI Aerospace Eve *Stages for Joby, Archer, and Eve reflect XTI’s current understanding based on available information. These assessments have not been publicly disclosed by the respective companies, may be inaccurate, and have not been independently verified.

Formation of XTI Drones, LLC ( September 20 25) Supporting XTI Aerospace Vertical Economy & 7 Pillars Strategy Steve Zohrabian - EVP XTI Aircraft ( October 2025 ) Chief Operating Officer Piasecki Aircraft Corporation  The Boeing Company (17 years) [V - 22 Osprey tiltrotor, CH - 47 Chinook, and advanced Networks & Space ISR systems.] Investment & Partnership / Valkyrie AI ( October 2025 )  J oint development of the Vanguard Platform - an intelligent technology system for next generation of VTOL aircraft  A pply Valkyrie's experience with graphene and composite materials, battery technology, and smart systems architecture to XTI's Tr i Fan 600 program Alex Williams, PhD – EVP Technology XTIA (October 2025) Engineer – Pratt Whitney → Advanced materials & manufacturing Apple Leadership of IP development across entire portfolio including advanced work with Valkyrie Recent Company Updates

THANK YOU.